UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2007 (July 21, 2007)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive

Houston, Texas 77079-4101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 925-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 21, 2007, GlobalSantaFe Corporation (“GlobalSantaFe”) entered into an Agreement and Plan of Merger (the “Agreement”) with Transocean Inc. (“Transocean”) and Transocean Worldwide Inc., a direct wholly owned subsidiary of Transocean (“Merger Sub”). Under the terms of the Agreement, GlobalSantaFe will merge with Merger Sub by way of a scheme of arrangement qualifying as an amalgamation under Cayman Islands law, with Merger Sub continuing as the surviving corporation (the “Merger”). Immediately prior to the Merger, each outstanding ordinary share of Transocean (the “Transocean Ordinary Shares”) will be reclassified by way of a scheme of arrangement under Cayman Islands law into (1) 0.6996 Transocean Ordinary Shares and (2) $33.03 in cash (the “Reclassification” and, together with the Merger, the “Transactions”). At the effective time of the Merger, each outstanding ordinary share of GlobalSantaFe (the “GlobalSantaFe Ordinary Shares”) will be exchanged for (1) 0.4757 Transocean Ordinary Shares (after giving effect to the Reclassification) and (2) $22.46 in cash. The Board of Directors of GlobalSantaFe (with one director absent) unanimously approved the Agreement.

At the effective time of the Merger, all outstanding equity awards (other than restricted stock units) of GlobalSantaFe will be assumed by Transocean and converted into awards to receive Transocean Ordinary Shares. Restricted stock units of GlobalSantaFe will be exchanged for the same consideration for which each outstanding share of GlobalSantaFe is exchanged. Each outstanding right or option to acquire one Transocean Ordinary Share outstanding immediately prior to the Reclassification will be adjusted into a right or option to acquire a number of Transocean Ordinary Shares, adjusted to reflect the Reclassification. GlobalSantaFe’s equity incentive plans will be assumed by Transocean.

The Agreement provides that following the effective time of the Transactions, Transocean will have a board of directors that consists of 14 members, which will include seven directors named by GlobalSantaFe and seven directors named by Transocean. Robert E. Rose, the current Chairman of GlobalSantaFe’s Board of Directors, will serve as the Chairman of the Board of Directors of Transocean. Robert L. Long, the current Chief Executive Officer of Transocean, will be the Chief Executive Officer of Transocean. Jon A. Marshall, the current President and Chief Executive Officer of GlobalSantaFe, will be the President and Chief Operating Officer of Transocean. In addition, the following individuals will serve as officers of Transocean: Jean P. Cahuzac, Executive Vice President; Steven L. Newman, Executive Vice President; Eric B. Brown, Senior Vice President, General Counsel and Secretary; Gregory L. Cauthen, Senior Vice President and Chief Financial Officer; David J. Mullen, Senior Vice President; Cheryl D. Richard, Senior Vice President, Human Resources and Information Technology; Robert L. Herrin, Vice President, Audit and Advisory Services; and Gregory S. Panagos, Vice President, Investor Relations.

GlobalSantaFe, Transocean and Merger Sub have made customary representations, warranties and covenants in the Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution of the Agreement and the consummation of the Transactions and covenants not to engage in certain kinds of transactions during that period. GlobalSantaFe and Transocean have made certain additional customary covenants, including, among others, covenants, subject to certain exceptions, (1) not to solicit proposals regarding alternative business combination transactions, (2) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, (3) to cause shareholder meetings to be held to consider approval of the Transactions and (4) for their respective Boards of Directors to recommend approval of the Agreement by their respective shareholders.

Transocean and GlobalSantaFe have arranged financing commitments for the Transactions, the aggregate proceeds of which will be sufficient for Transocean upon closing to pay the aggregate cash consideration to the holders of currently outstanding shares of Transocean and GlobalSantaFe in connection with the Transactions. Consummation of the Transactions is subject to various conditions, including, among others, (1) approval by the shareholders of GlobalSantaFe of the Merger and approval by the shareholders of Transocean of the Reclassification, the issuance of shares in the Merger and the amendments to Transocean’s charter documents, in each case pursuant to the requirements specified in the Agreement, (2) the receipt of required regulatory clearances, including the expiration of the Hart-Scott Rodino waiting period and foreign competition clearances, (3) the receipt of financing sufficient to enable Transocean to deliver the cash consideration in connection with the Transactions, (4) the accuracy of representations and warranties as of the closing date, including the absence of any material adverse effect with respect to Transocean’s or GlobalSantaFe’s business, as applicable, and (5) other customary closing conditions. The closing of the Transactions will occur on the first business day immediately following the day on which all of the conditions to the Transactions contained in the Agreement have been fulfilled or waived or on such other date as Transocean and GlobalSantaFe may agree. The parties estimate that the closing will take place by the end of the year.

The Agreement may be terminated under certain circumstances, including if the Board of Directors of either GlobalSantaFe or Transocean has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the Agreement. Upon the termination of the Agreement, under specified circumstances, a party will be required to reimburse the other party for such party’s third-party costs and expenses up to $30 million or, under specified circumstances, a party will be required to pay the other party a termination fee of $300 million.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about GlobalSantaFe, Transocean or Merger Sub. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GlobalSantaFe, Transocean or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of GlobalSantaFe or Transocean.

Financing Commitments

In connection with the Transactions, on July 21, 2007, Transocean and GlobalSantaFe entered into a commitment letter (the “Commitment Letter”), pursuant to which Goldman Sachs Credit Partners L.P. (“GSCP”), Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank, Lehman Brothers Inc. and Lehman Brothers Holdings Inc. (collectively, the “Lehman Lenders”) have committed to provide financing for the Transactions. The Commitment Letter provides for a $15.0 billion senior unsecured bridge loan facility due one year after closing, $10.0 billion of which is to be provided by GSCP and $5.0 billion of which is to be provided by the Lehman Lenders.

GSCP’s and the Lehman Lenders’ commitments are subject to the satisfaction of certain conditions, including the execution of satisfactory documentation and the absence of a Material Adverse Effect (as defined in the Agreement).

The foregoing summary of the Agreement and the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the Commitment Letter, which are attached as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

Amendment of Severance Agreements and Retirement Plans

Also on July 21, 2007, the Board of Directors of GlobalSantaFe approved the amendment of the severance agreement of Jon A. Marshall to extend the period which he has to give notice that a “Good Reason” event has occurred under his severance agreement from six months to twenty-four months, to provide that he will not be considered to have consented to any event which would otherwise constitute “Good Reason” under his severance agreement without a signed writing specifically referring to the severance agreement’s provision, and to confirm the application of the Change in Control definition in his severance agreement within the context of the Merger Agreement. In addition, the Board of Directors approved the amendment of the severance agreements of each of W. Matt Ralls, Michael R. Dawson, James L. McCulloch, Roger B. Hunt, Cheryl D. Richard, R. Blake Simmons and Stephen E. Morrison to provide that the officer will not be considered to have consented to any event which would otherwise constitute “Good Reason” under the officer’s severance agreement without a signed writing specifically referring to the severance agreement’s provision, and to confirm the application of the Change in Control definition in the officer’s severance agreement within the context of the Merger Agreement. Finally, the Board of Directors also approved the amendment of the GlobalSantaFe Supplemental Executive Retirement Plan and the GlobalSantaFe Pension Equalization Plan to preserve the current aggregate treatment (by those two plans and the tax-qualified pension plan) of salary continuation payments and the salary continuation period, if their treatment (or the treatment of similar amounts and time periods) under the tax-qualified plan is altered due to a change in form of payment or otherwise.

Additional Information and Where to Find It

In connection with the proposed Transactions, GlobalSantaFe and Transocean will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the

SEC’s website at http://www.sec.gov. GlobalSantaFe’s investors and other interested parties will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, GlobalSantaFe Corporation, 15375 Memorial Drive, Houston, Texas 77079, telephone (281) 925-6000, or from GlobalSantaFe’s website, http://www.globalsantafe.com. Transocean’s investors and other interested parties will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046, telephone (713) 232-7500, or from Transocean’s website, http://www.deepwater.com.

Participants in the Solicitation

GlobalSantaFe and Transocean and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the Transactions. Information about the these persons can be found in GlobalSantaFe’s and Transocean’s respective proxy statements relating to their 2007 annual meetings of shareholders as filed with the SEC on April 30, 2007 and March 20, 2007, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the Transactions.

Item 7.01 Regulation FD Disclosure.

On July 23, 2007, GlobalSantaFe and Transocean issued a joint press release announcing that they had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this report, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any joint proxy statement/registration statement filed by GlobalSantaFe under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by GlobalSantaFe that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of GlobalSantaFe.

Forward-Looking Statements

Under the Private Securities Litigation Reform Act of 1995, companies are provided a “safe harbor” for discussing their expectations regarding future performance. We believe it is in the best interest of our shareholders and the investment community to use these provisions and provide such forward-looking information. We do so in this release and in other communications. Our forward-looking statements in this release include our statements involving the consummation of the Transactions, the financing of the Transactions, the timing and effects of the Transactions, regulatory clearances and shareholder approvals, and other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this release and are based on available industry, financial and economic data and our operating and financing plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to: actions by regulatory authorities or other third parties, costs and difficulties relating to the integration of the two companies; delays, costs and difficulties related to the Transactions; market conditions; the combined companies’ financial results and performance; consummation of financing; satisfaction of closing conditions; ability to repay debt and the timing thereof; availability and terms of financing; changes in rig dayrates; availability of key personnel; the political environment of oil-producing regions; market conditions; and such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We caution investors not to place undue reliance on forward-looking statements, and do not undertake any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation and Transocean Worldwide Inc.

10.1	Commitment Letter, dated July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation, Goldman Sachs Credit Partners L.P., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc. and Lehman Brothers Inc.

10.2	Amendment to GlobalSantaFe Supplemental Executive Retirement Plan

10.3	Amendment to GlobalSantaFe Corporation Severance Agreement with Jon A. Marshall

10.4	Form of Amendments to GlobalSantaFe Corporation Severance Agreements with W. Matt Ralls, Michael R. Dawson, James L. McCulloch, Roger B. Hunt, Cheryl D. Richard, R. Blake Simmons and Stephen E. Morrison

99.1	Press Release, dated July 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: July 23, 2007	By:	/s/ James L. McCulloch
Name: James L. McCulloch
Title: Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation and Transocean Worldwide Inc.

10.1	Commitment Letter, dated July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation, Goldman Sachs Credit Partners L.P., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc. and Lehman Brothers Inc.

10.2	Amendment to GlobalSantaFe Supplemental Executive Retirement Plan

10.3	Amendment to GlobalSantaFe Corporation Severance Agreement with Jon A. Marshall

10.4	Form of Amendments to GlobalSantaFe Corporation Severance Agreements with W. Matt Ralls, Michael R. Dawson, James L. McCulloch, Roger B. Hunt, Cheryl D. Richard, R. Blake Simmons and Stephen E. Morrison

99.1	Press Release, dated July 23, 2007